As filed with the Securities and Exchange Commission on May 22, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIDA GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	88-1438776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

VIDA Global Inc.

12160 W Parmer Ln, Ste 130-716

Cedar Park, TX 78613

(833) 588-8432

(Address of Principal Executive Offices) (Zip Code)

VIDA Global Inc. 2022 Equity Incentive Plan

(Full title of the plans)

Lyle Pratt

Chief Executive Officer

VIDA Global Inc.

12160 W Parmer Ln, Ste 130-716

Cedar Park, TX 78613

(833) 588-8432

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Ethan Silver

Daniel L. Forman

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of some or all of those shares of Class A common stock, par value $0.001 per share (the “Shares”) of VIDA Global Inc., a Delaware corporation (“us”, “we” or the “Registrant”), referred to herein that constitute “restricted securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Instruction C of the General Instructions to Form S-8, by certain stockholders that are current or former employees, directors and consultants of the Registrant (the “Selling Stockholders”) for their own accounts. Certain of the Selling Stockholders may be eligible to sell their Shares prior to the expiration of the lock-up agreements that they have entered into with the underwriters for our initial public offering, pursuant to release provisions in such lock-up agreements as described in the section titled “Shares Eligible for Future Sale” in our registration statement on Form S-1, initially filed with the Securities and Exchange Commission on April 2, 2026 and as amended from time to time thereafter (File No. 333-294868). Subject to such lock-up agreements, the Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

VIDA Global Inc.

1,369,561 Shares of Class A Common Stock

This prospectus relates to 1,369,561 shares of Class A common stock, par value $0.001 per share (the “Shares”), of VIDA Global, Inc., a Delaware corporation, which Shares may be offered from time to time by certain stockholders that are our current or former employees, directors and consultants (the “Selling Stockholders”), for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were or will be acquired by the Selling Stockholders pursuant to the VIDA Global Inc. 2022 Equity Incentive Plan (as amended and/or restated, the “2022 Plan”) or other “employee benefit plans” as such term is defined in Rule 405 under the Securities Act.

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Certain of the Selling Stockholders may be eligible to sell their Shares prior to the expiration of the lock-up agreements that they have entered into with the underwriters for our initial public offering, pursuant to release provisions in such lock-up agreements as described in the section titled “Shares Eligible for Future Sale” in our registration statement on Form S-1, initially filed with the Securities and Exchange Commission on April 2, 2026 and as amended from time to time thereafter (File No. 333-294868). Subject to such lock-up agreements, the Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of our Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Class A common stock has been approved for listing on the NYSE American LLC (“NYSE American”) and NYSE Texas, Inc. (“NYSE Texas”) under the symbol “VIDA.” The initial public offering price of our Class A common stock pursuant to our Registration Statement on Form S-1, as amended, which became effective on May 14, 2026, was $4.00 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

We are an “emerging growth company” as defined under federal securities laws, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our Class A common stock involves a high degree of risk. Before buying any shares of our Class A common stock, you should carefully read the discussion of the risks of investing in our Class A common stock in the section titled “Risk Factors” included or incorporated by reference into this prospectus on page 4.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2026

Neither we nor any of the Selling Stockholders has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any accompanying prospectus supplement we have prepared. Neither we nor any of the Selling Stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Class A common stock. Our business, financial condition, results of operations, and future growth prospects may have changed since that date.

Certain of our trademarks, service marks, trade names and copyrights appearing in this prospectus are the property of VIDA Global Inc. or its affiliates. Other trademarks, trade names, and service marks used in this prospectus are the property of their respective owners.

Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” and “VIDA” refer to VIDA Global Inc..

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THE COMPANY

Overview

VIDA Global Inc. is building the AI Agent Operating System for modern businesses (the “Vida Agent OS”). Our platform is designed to enable enterprises, service providers, software vendors, and entrepreneurs to deploy, govern, and manage production-grade AI agents across voice, messaging, email, and web. These agents connect to systems companies already rely on—such as phones, CRMs, ticketing tools, calendars, and billing systems—and are intended to perform work that often falls through the cracks, including recovering missed calls, qualifying leads, scheduling and confirming appointments, triaging support tickets, maintaining CRM accuracy, and initiating payments. For businesses, we believe these capabilities may help support faster response times, fewer dropped handoffs, and higher conversion and completion rates, although results vary by customer and use case.

Our mission is to make the AI-agent economy accessible to every business by equipping service and software providers with a platform for deploying and selling agents quickly and at scale. We focus on the “Business AI Agent” category—agents that are designed to operate within a company’s existing communication channels and systems of record to complete well-defined tasks such as answering inbound calls, responding to missed contacts, booking meetings, following up with prospects, and capturing payments. We believe the public markets currently offer limited opportunities for investors seeking focused exposure to the emerging Business AI Agent category as a standalone operating theme. As of April 14, 2026, Microsoft Corporation, Alphabet Inc. (GOOG), and Meta Platforms, Inc. had market capitalizations of approximately $3.59 trillion, $2.94 trillion, and $1.84 trillion, respectively, based on publicly available information, which we believe illustrates that much of public-market exposure to AI remains concentrated in large, diversified technology companies rather than companies focused primarily on the Business AI Agent category.

We pursue a channel-first distribution strategy supplemented by targeted direct sales. Accordingly, our go-to-market model is designed around two primary buyer groups: channel partners that embed, resell, and operate Vida agents for their own customers, and end businesses that deploy Vida directly where they require larger-scale rollouts, deeper integrations, or more centralized governance and billing controls. We enable managed service providers (“MSPs”), IT solution providers, telecom advisors, technology agents, vertical software vendors, and UCaaS/CCaaS platforms to embed, resell, and operate Vida agents across their installed bases. These partners can manage many tenants from a single, secure, multi-tenant console and use branded options and pass-through billing to present agents as an integrated part of their existing offerings. At the same time, we maintain direct engagement with larger organizations that require hundreds of agents, deep integrations, and advanced governance and billing controls.

Our platform is designed to be omnichannel from the outset. Vida AI agents can handle inbound and outbound communication across voice, text messaging, email, and web chat, and are designed to work alongside a broad range of telephony systems, including SIP-based VoIP and PBX environments. Core workflows include inbound reception and routing, outbound lead follow-up with consent and retries, CRM summarization and tagging, appointment confirmations and reminders, and payment capture through customer-selected providers. Agents operate inside existing systems and are designed so that actions taken on behalf of the customer are recorded in the relevant systems of record with appropriate tags and attribution.

Under the surface, the Vida Agent OS brings together omnichannel I/O, AI model orchestration, policy and compliance controls, integrations with CRMs and other business systems, observability and auto-QA, usage-based billing, and embeddable interfaces and APIs. Turnkey connectors to schedulers, ticketing tools, and payments providers give agents the ability to read and write business data, while dashboards and tracing tools allow partners and customers to monitor throughput, conversion rates, and quality at the agent, tenant, and brand levels. Branded UIs, APIs, and billing integrations are intended to help partners commercialize agents as part of their existing product and service lines.

We operate in a nascent and rapidly evolving industry. We are building toward a long-term shift from software that people operate to software that operates on their behalf. We believe that this transition—from screen-based, seat-priced applications to agentic, outcome-aligned systems—will require safe orchestration, reliable integrations with systems of record, and distribution models that reach businesses through the vendors they already trust. Our limited operating history at the scale and scope contemplated by this offering, together with the early stage of the Business AI Agent category, means that our business, unit economics, and growth trajectory are subject to significant uncertainty.

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Risks Factors Summary

Investing in our Class A common stock involves numerous risks, including the risks described in the section titled “Risk Factors” and in the final prospectus relating to our Registration Statement on Form S-1 (File No. 333-294868), filed with the SEC on May 18, 2026, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information, contained or incorporated by reference in this prospectus. You should carefully consider these risks before making an investment. Below are some of these risks, any one of which could materially adversely affect our business, financial condition, results of operations, and prospects.

Risks Related to Our Business and Industry

●	We have a limited operating history with an evolving business focused on AI agents, which makes it difficult to evaluate our prospects, plan for future operations, and forecast our results.
●	Our use and provision of AI-powered solutions could lead to operational or reputational damage, competitive harm, legal and regulatory risk and additional costs.
●	Our business depends on our ability to attract new customers and on existing customers continuing and expanding their use of our AI agent platform; if we fail to do so, our growth prospects, operating results, and financial condition could be adversely affected.
●	We derive substantially all of our revenue from our AI Agent Operating System and platform, and our business, financial condition, and results of operations would be adversely affected if this platform fails to achieve or maintain market acceptance.
●	Our revenue model is primarily usage-based and tied to minutes, messages, and completed actions, which may cause significant variability in our results of operations and cash flows.
●	Our partner-led distribution strategy may not perform as expected; we may fail to attract, enable, and retain managed service providers, telecom advisors, UCaaS/CCaaS platforms, and vertical SaaS vendors at the pace and scale we anticipate.
●	Our operating results could be materially and adversely affected if we lose any of our largest customers.
●	We may experience long and variable sales and activation cycles, including embedded launches through vendor partners, which require upfront investments with uncertain payback.
●	Our software is complex and may not perform as intended for all customers and partners, particularly at scale across many tenants and real-time channels.
●	We rely on third-party technologies and service providers for models, speech, telephony, cloud infrastructure, and payments. Disruptions, terminations, price increases, or unfavorable terms could harm our platform functionality, costs, and customer experience.
●	If our performance metrics, illustrative case studies, or internal concepts such as “Return on AI” are inaccurate, inconsistent, or misunderstood, our ability to manage the business and investor expectations may be adversely affected.
●	We depend on a small number of rapidly evolving foundation model providers, whose technology, safety choices, and business terms we do not control.
●	Our use of LLMs exposes us to emerging attack vectors such as prompt injection, model “jailbreaking,” and adversarial inputs that may circumvent existing security and compliance controls.

Risks Related to Technology, Security, and Privacy

●	A security breach or unauthorized access to our systems or those of our third-party service providers could result in the loss, compromise, or unauthorized disclosure of customer data, harm our reputation, and subject us to significant liability and regulatory scrutiny.
●	If we fail to obtain, maintain, or timely remediate issues identified in security and compliance audits or certifications, including SOC 2, our reputation could be harmed and we could lose customers or be unable to win new business.
●	We rely on our own AI Agent Operating System and AI agents to operate important aspects of our business, which may increase our exposure to operational, compliance, and reputational risks.

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Risks Related to Intellectual Property

●	We may be sued by third parties for alleged infringement of their proprietary rights, which could adversely affect our business, results of operations and financial condition.
●	We could incur substantial costs in protecting or defending our intellectual property rights, and any failure to protect our intellectual property could adversely affect our business, results of operations and financial condition.

Risks Related to Legal and Regulatory Matters

●	We are subject to the U.S. Foreign Corruption Practices Act, or FCPA, and similar anti-corruption, anti-bribery, and similar laws, and non-compliance with such laws can subject us to criminal or civil liability and harm our business, financial condition and results of operations.

Risks Related to Tax Matters

●	Our ability to use our net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

Risks Related to Our Initial Public Offering and Ownership of Our Class A Common Stock

●	No public market for our Class A common stock currently exists, an active trading market for our Class A common stock may never develop or be sustained, and the initial public offering price may not be indicative of the market price of our Class A common stock following the offering.
●	We will be a “controlled company” within the meaning of the NYSE American and NYSE Texas rules upon the initial public offering because our founders will beneficially own more than 50% of the voting power of our outstanding voting securities.
●	Our directors, officers and principal stockholders have significant voting power and may take actions that may not be in the best interests of our other stockholders.
●	The market price of our Class A common stock may be volatile and may decline regardless of our operating performance, which could result in the loss of all or part of your investment.
●	Future sales of substantial amounts of our Class A common stock in the public markets, or the perception that they might occur, could cause the market price of our Class A common stock to decline.
●	We are an “emerging growth company” and a “smaller reporting company” and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our Class A common stock less attractive to investors.
●	We will incur significant increased costs and demands on management resources as a result of operating as a public company.
●	If you purchase shares of our Class A common stock in this offering, you will incur immediate and substantial dilution, and additional issuances of equity securities may further dilute you.
●	Our charter documents and Delaware law could delay or prevent a change in control that stockholders may consider favorable and may limit your ability to influence corporate matters.
●	We may need additional capital in the future, and any such financing may result in dilution to stockholders or impose operational or financial restrictions on us.
●	We have identified a material weakness in our internal control over financial reporting, and we may not be able to successfully implement remedial measures.

Corporate Information

We were incorporated under the laws of the State of Delaware on March 11, 2022, under the name VIDA Global Inc. Our principal executive offices are located at 12160 W Parmer Ln, Ste 130-716, Cedar Park, TX 78613. Our telephone number is (833) 588-8432, and our website address is https://vida.io/. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus and does not form a part of this prospectus. You should not consider information contained on our website to be part of this prospectus in deciding whether to purchase our securities.

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RISK FACTORS

An investment in shares of our Class A common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Class A common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our final prospectus relating to our Registration Statement on Form S-1 (File No. 333-294868), filed with the SEC on May 18, 2026, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Class A common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Class A common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical or current facts contained or incorporated by reference in this prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. Forward-looking statements can be identified in some cases by the use of words such as “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” the negative of these words, other similar expressions or by discussions of strategy, plans or intentions. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit or gross margin, cash flow, operating expenses, including changes in operating expenses, and our ability to achieve and maintain future profitability;

●	our business plan and our ability to effectively manage our growth, including any international expansion;

●	our estimated addressable total market opportunity;

●	anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;

●	our expectations regarding overall demand for our products and solutions;

●	our expectations regarding customers’ IT spending budgets;

●	market acceptance of our products and solutions and our ability to increase adoption of our products and solutions;

●	beliefs and objectives for future operations;

●	our ability to attract new customers and retain and grow sales within our existing customers;

●	our ability to drive adoption and expansion of any additional product and solution offerings;

●	our ability to continue developing, improving and implementing AI into our platform and offerings, including AI features and functionalities;

●	our ability to timely and effectively scale, enhance and adapt our platform;

●	our ability to develop and introduce new offerings and products and bring them to market in a timely manner;

●	the costs and success of our sales and marketing efforts, and our ability to promote our brand;

●	our ability to obtain additional capital, as necessary, including equity or debt financing, on terms that are acceptable to us, if at all;

●	our ability to operate and expand internationally;

●	our expectations concerning relationships with third parties, including our expectations concerning relationships with suppliers, vendors and payment partners;

●	future acquisitions or investments in complementary companies, products, services, or technologies and our ability to successfully integrate them into our business and operations;

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●	our ability to maintain, protect, and enhance our intellectual property;

●	the effects of increased competition in our markets and our ability to compete effectively;

●	our ability to stay in compliance with laws and regulations that currently apply or may become applicable to our business both in the United States and internationally;

●	changes in applicable laws or regulations and extensive and evolving government regulations that impact our operations and business;

●	our reliance on key personnel and our ability to identify, recruit and retain skilled personnel;

●	economic and industry trends, projected growth or trend analysis, including as it relates to AI;

●	general macroeconomic conditions in the United States and globally, including the effects of tariffs, immigration policy, inflation, rising or volatile interest rates, foreign currency fluctuations, instability in the global banking system, climate-related events and geopolitical conflicts or tensions such as those in the Ukraine and the Middle East;

●	the impact of remote and hybrid work models on our business, operations and the markets in which we operate;

●	our ability to operate and grow our business in light of macroeconomic uncertainty;

●	the level of product service failures that could lead our customers to use competitors’ services;

●	investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings, including with respect to our AI technology;

●	increased expenses associated with being a public company; and

●	other statements regarding our future operations, financial condition, prospects and business strategies.

The forward-looking statements made or incorporated by reference in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

We believe that these factors include, but are not limited to, the factors set forth under or incorporated by reference into the heading “Risk Factors.” Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, the documents incorporated by reference herein and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus forms a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

These forward-looking statements speak only as of the date of this prospectus or as of the date of the applicable document incorporated by reference herein, as applicable. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated by reference in this prospectus after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

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SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our Class A common stock as of May 19, 2026, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column titled “Number of Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder consist of an aggregate of 1,369,561 shares of Class A common stock acquired or to be acquired by certain of our current or former employees, directors and consultants upon the prior exercise of stock options issued under our 2022 Plan or vesting of restricted stock awards issued under our 2022 Plan. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our Class A common stock subject to stock options held by that person that are currently exercisable or that will become issuable within 60 days of May 19, 2026 or pursuant to restricted stock awards that have vested or will vest within 60 days of May 19, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our Class A common stock prior to and following this offering on 8,844,030 shares of Class A common stock outstanding as of May 19, 2026.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o VIDA Global Inc., 12160 W Parmer Ln, Ste 130-716, Cedar Park, Texas 78613.

Selling Stockholder	Shares Beneficially Owned Prior to this Offering		Number of Shares Being	Shares Beneficially Owned Following this Offering(1)
	Shares	%(2)	Offered	Shares	%(2)
Named Selling Stockholders(3)	4,552,041	51.5%	1,369,561	3,182,480	36.0%

(1) Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of any class of Class A common stock before the completion of this offering. The Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder.

(2) For purposes of calculating this percentage, includes the aggregate number of shares of Class A common stock held by the holders.

(3) Includes the following 10 named persons, each of whom beneficially owns at least 1,000 Shares: Aaron Diek, Alan Braverman, Christopher Calicott, Clifton Goldsmith, Henry S. Romaine Jr., Huseng Vefali, Jordan Gadapee, Joseph Addona, Mark Lilien and Thomas Quintana.

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PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Stockholders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NYSE American and NYSE Texas;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the Shares being offered by this prospectus will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The financial statements of Vida Global Inc. as of December 31, 2025 and 2024 and for the years then ended included in our prospectus dated May 14, 2026, filed with the SEC on May 18, 2026 (No. 333-294868) have been so incorporated by reference in this prospectus in reliance on the report of Wipfli LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

(a)	The Registrant’s prospectus filed on May 18, 2026 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-294868), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	The Registrant’s Current Report on Form 8-K filed with the Commission on May 18, 2026 (other than any portions thereof deemed furnished and not filed); and

(c)	The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-43282) filed with the Commission on May 11, 2026 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We will file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at https://vida.io/invest/investors. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to VIDA Global Inc., Attention: Chief Executive Officer, 12160 W Parmer Ln, Ste 130-716, Cedar Park, Texas 78613, (833) 588-8432.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

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PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents filed with the SEC are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s prospectus filed on May 18, 2026 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-294868), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	The Registrant’s Current Report on Form 8-K filed with the Commission on May 18, 2026 (other than any portions thereof deemed furnished and not filed); and

(c)	The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-43282) filed with the Commission on May 11, 2026 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Registrant’s second amended and restated certificate of incorporation contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties as a director or officer, except liability for the following:

●	any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends as provided in Section 174 of the DGCL;

●	any transaction from which the director or officer derived an improper personal benefit; and

●	with respect to officers, any action by or in the right of the corporation.

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As permitted by the DGCL, the Registrant’s amended and restated bylaws, provide that:

●	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

●	the Registrant may indemnify its other employees and agents as set forth in the DGCL;

●	the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

●	the rights provided in the Registrant’s amended and restated bylaws are not exclusive.

The Registrant has entered, and intends to continue to enter, into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in its second amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Registrant’s second amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.

Certain of the Registrant’s directors are also indemnified by their employers with regard to service on the Registrant’s board of directors.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares that constitute “restricted securities” under Rule 144 promulgated under the Securities Act being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the securities issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

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EXHIBIT INDEX

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation (included as Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on May 18, 2026 and incorporated herein by reference).

3.2	Amended and Restated Bylaws (included as Exhibit 3.4 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-294868), filed with the Securities and Exchange Commission on April 2, 2026 and incorporated herein by reference).

5.1*	Opinion of Lowenstein Sandler LLP.

23.1*	Consent of Wipfli LLP, independent registered public accounting firm.

23.2*	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

99.1	VIDA Global Inc. 2022 Equity Incentive Plan and related form agreements (included as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-294868), filed with the Securities and Exchange Commission on April 2, 2026 and incorporated herein by reference).

107*	Filing Fee Table.

*	Filed herewith.

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Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cedar Park, Texas, on May 22, 2026.

VIDA GLOBAL INC.

By:	/s/ Lyle Pratt
Lyle Pratt
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lyle Pratt and Brandon Robinson, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution for him or her and in his or her name, place, or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lyle Pratt	Chief Executive Officer and Director	May 22, 2026
Lyle Pratt	(Principal Executive Officer)

/s/ Brandon Robinson	Chief Operating Officer	May 22, 2026
Brandon Robinson	(Principal Financial Officer)

/s/ Joseph Wood	Accounting Officer	May 22, 2026
Joseph Wood	(Principal Accounting Officer)

/s/ Timothy Noah Hayes	Chief Product Officer and Director	May 22, 2026
Timothy Noah Hayes

/s/ Christopher Calicott	Director	May 22, 2026
Christopher Calicott

/s/ Henry S. Romaine Jr.	Director	May 22, 2026
Henry S. Romaine Jr.

/s/ Alan Braverman	Director	May 22, 2026
Alan Braverman

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